Exhibit 16.1

November 13, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read AIT Therapeutics, Inc.’s statements pertaining to our firm included under Item 4.01 of its Form 8-K filed on November 13, 2018 and we agree with such statements concerning our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer,

A member of Ernst & Young Global